UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2017

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement

On September 8, 2017, HC2 LPTV Holdings, Inc., a Delaware corporation (the "Buyer") and an indirect subsidiary of HC2 Holdings, Inc., a Delaware corporation ("HC2") and HC2 entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with each of Mako Communications, LLC, a Texas limited liability company ("Mako"), Mintz Broadcasting, a Texas general partnership ("Mintz"), Nave Broadcasting, LLC, a Texas limited liability company, Tuck Properties, Inc., a Delaware corporation, Lawrence Howard Mintz and Sean Mintz (collectively, the "Sellers") for the purchase of certain assets related to the Sellers' ownership and operation of Class A and low power television stations (the "Transaction"). The aggregate purchase price of the Transaction is $29,000,000 of which (a) $2,000,000 was placed in escrow on September 11, 2017 (the "Deposit"), (b) $16,500,000 will be paid to Mako and Mintz at closing (the "Balance of the Cash Purchase Price"), (c) $5,250,000 is payable pursuant to a promissory note (the "Promissory Note") to be entered into at closing in favor of Mako by Buyer which provides for 8% interest and which matures in eighteen months from the closing date of the Transaction, and (d) the issuance by HC2 to Mako of a number of unregistered shares of HC2 common stock, par value $0.001 per share equal to $5,250,000 at closing (the "Shares"). The Balance of the Cash Purchase Price is subject to adjustment for proration of certain deposits and prepayments held by Sellers from Sellers' customers and for certain expenses. The Shares, when issued, will be subject to a restriction on transfer by Mako for a period of one year from the closing date of the Transaction. If the Transaction is terminated due to the failure of the Buyer and HC2, as applicable, to pay to the Sellers the Balance of the Cash Purchase Price, to issue the Promissory Note or to issue the Shares on a date that otherwise would be the closing date of the Transaction, and all of the conditions set forth in the Asset Purchase Agreement have been satisfied or waived in writing by each of the Buyer and the Sellers, then the Deposit shall be payable to the Sellers. The Transaction is subject to approval of the Federal Communications Commission and customary closing conditions. The Asset Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements.  Actual results, events or developments may differ materially from those anticipated or discussed in any forward-looking statement.  These statements are subject to risks, uncertainties and other factors, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Transaction, HC2 shall issue the Shares to Mako on the closing date of the Transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Transaction and the issuance of the Shares is further described in "Item 1.01. Entry Into A Material Definitive Agreement" which is incorporated by reference into this Section 3.02.

Item 7.01.	Regulation FD Disclosure
HC2 issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Item No.	Description
10.1
Asset Purchase Agreement dated as of September 8, 2017 among HC2 LPTV Holdings, Inc., HC2 Holdings, Inc., Mako Communications, LLC, Mintz Broadcasting, Nave Broadcasting, LLC, Tuck Properties, Inc., Lawrence Howard Mintz and Sean Mintz.

99.1	Press Release dated September 13, 2017 titled "HC2 to Acquire Assets of Mako Communications"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

September 13, 2017	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer

Exhibit Index

Item No.	Description
10.1
Asset Purchase Agreement dated as of September 8, 2017 among HC2 LPTV Holdings, Inc., HC2 Holdings, Inc., Mako Communications, LLC, Mintz Broadcasting, Nave Broadcasting, LLC, Tuck Properties, Inc., Lawrence Howard Mintz and Sean Mintz.

99.1	Press Release dated September 13, 2017 titled "HC2 to Acquire Assets of Mako Communications"